EXHIBIT 23.6






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-33443 of OutSource International, Inc. and Subsidiaries on Form S-1 of our report dated July 14, 1997, on the financial statements of Superior Temporaries, Inc. as of December 31, 1995 and 1996 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
October 1, 1997